FRANCHISE AGREEMENT


            BETWEEN


          FRIENDLY'S
     RESTAURANTS FRANCHISE, INC.
       1855 Boston Road
     Wilbraham, MA  01095

              AND

     FRIENDCO RESTAURANTS, INC.
     1657 Crofton Boulevard
     Crofton, Maryland  21114


             DATED

       July       , 1997




              FOR

     [RESTAURANT STREET ADDRESS]

         [STATE, CITY]






                             TABLE OF CONTENTS

     Section                                       Page
     1. INTRODUCTION AND GRANT OF FRANCHISE         1
       A. Introduction                              1
       B. Grant of Franchise                        2
       C. Rights Reserved by Company                4

     2. TRAINING  5

     3. GUIDANCE  6
       A. Guidance and Assistance                   6
       B. Operations Manual                         7

     4. MARKS  8
       A. Goodwill and Ownership of Marks           8
       B. Limitations on Licensee's Use of Marks    9
       C. Notification of Infringements and Claims  10
       D. Discontinuance of Use of Marks            10
       E. Indemnification of Franchisee             11

     5.  RELATIONSHIP OF THE PARTIES/
         INDEMNIFICATION . . . . . . . . .  . . .   11
       A. Independent Contractors                   11
       B. No Liability for Acts of Other Party      12
       C. Taxes                                     13
       D. Idemnification                            13

     6.  CONFIDENTIAL INFORMATION . . . . . .  . .  14

     7.  FEES                                          17
       A. Initial Franchise Fee                        17
       B. Royalty Fee                                  18
       C. Definition of Gross Sales                    18
       D. Interest on Late Payments                    19
       E. Application of Payments                      19

     8.  RESTAURANT OPERATING STANDARDS 20
       A. Condition, Appearance and Operation of the
          Restaurant                                   20
       B. Restaurant Menu                              21
       C. Approved Products, Distributors and
          Suppliers                                    22
       D. Specifications, Standards and Procedures     25
       E. Compliance with Laws and Good Business
          Practices                                    26
       F. Management and Personnel of the Restaurant   27
       G. Insurance                                    27

     9. MARKETING                                      29
       A. By Company                                   29
       B. By Licensee                                  32
       C. By Cooperative                               33

     10. REPORTS, FINANCIAL STATEMENTS
         AND FINANCIAL CONDITION . . . . . . . . . . . 33

     11. INSPECTIONS AND AUDITS                        35
       A. Company's Right to Inspect the Restaurant    35
       B. Company's Right to Audit                     36

       12. TRANSFER OF FRANCHISE. . . . . . . . . . .. 37
       A.  By Company                                  37
       B.  Franchisee May Not Transfer
           Without Approval of Company                 37
       C.  Right of First Refusal                      38
       D.  Conditions for Approval of Transfer         40
       E.  Transfer to a Wholly-Owned Entity           41
       F.  Effect of Consent to Transfer . . . . . .   42

     13.   CONDEMNATION AND CASUALTY                   42

     14.   TERMINATION OF THE FRANCHISE                43

     15.   DAMAGES                                     46

     16.   COVENANT NOT TO COMPETE; RIGHTS
           AND OBLIGATIONS OF COMPANY AND
           FRANCHISEE UPON TERMINATION OR
           EXPIRATION OF THE FRANCHISE . . . . . . . . . 48
       A.  Covenant Not to Compete                       48
       B.  Payment of Amounts Owed to Company            50
       C.  Marks and System                              50
       D.  Confidential Information                      51
       E.  Continuing Obligations                        52

     17.   RENEWAL OF FRANCHISE                          52

     18.   ENFORCEMENT                                   53
       A.  Severability and Substitution of Valid
           PROVISIONS                                    53
       B.  Waiver of Obligations                         55
       C.  Force Majeure . . . . .  . . . . . . . . . .  56
       D.  Injunctive Relief                             57
       E.  Rights of Parties Are Cumulative              57
       F.  Costs and Attorneys' Fees                     57
       G.  Governing Law                                 58
       H.  Waiver of Punitive/Exemplary Damages;
            Limitation of Actions. . . . . . . . . .     58
       I.  Venue and Jurisdiction                        59
       J.  Waiver of Jury Trial. . . . .                 59
       K.  Binding Effect                                59
       L.  Interpretation                                60
       M.  Time                                          61

     19.  NOTICES AND PAYMENTS                           61

     20.  ACKNOWLEDGEMENTS                               62

EXHIBITS:
Exhibit A: Disclosure Acknowledgment Statement . . A-1



       FRANCHISE AGREEMENT



    THIS FRANCHISE (the "Agreement") is
made and entered into as of_________ , 19__ (the "Agreement Date"), by and between FRIENDLY'S RESTAURANTS,
FRANCHISE, INC., a Delaware corporation, whose principal address is 1855 Boston Road, Wilbraham, MA 01095 and FRIENDCO RESTAURANTS, INC.
whose principal address is 1657 Crofton
Boulevard, Crofton, Maryland 21114. For purposes of simplicity, we will sometimes refer to Friendly's as "us", "we" or the "Company," and we will sometimes refer to you as "you" or "Franchisee."

1.  INTRODUCTION AND GRANT OF
    FRANCHISE

    A.   Introduction
    Through expenditure of considerable time, skill, effort and money, we have developed a system for establishing, operating and franchising distinctive, high quality restaurants ("Friendly's Restaurants") serving the public under the name "Friendly's." A Friendly's
Restaurant consists of all structures, facilities, appurtenances, grounds, landscaping, signs, furniture, fixtures, equipment and entry, exit, parking and other areas commonly associated with such a restaurant.
The approved food, beverage and other products served and sold by Friendly's Restaurants (the
"Products") for consumer consumption and not for resale are prepared in accordance with our standards, specifications and secret recipes. Friendly's
Restaurants are established pursuant to our plans and specifications for construction, conversion, remodeling, decorating, equipment and layout, and are operated in accordance with our distinctive business formats, construction plans, inspection and consultation programs, signs, equipment, layouts, methods, specifications, standards, recipes (including ice cream and other frozen dessert and related toppings recipes), confidential information, trade secrets, operating procedures, training programs and materials, guidance, policy statements and related materials, designs, advertising, publicity, and marketing programs and other materials (which we may modify from time to time) (collectively, the "System"). We own, use, promote and license certain trade names, trademarks, service marks and other commercial symbols, and applications related thereto, including but not limited to "Friendly's" and "Friendly's
Restaurants" (collectively, the "Marks"), and the confidential information, copyrights, and business format and related property rights which comprise the System. We may change, modify or improve the System from time to time to enhance the operations of Friendly's Restaurants. All improvements and additions you, we or anyone else makes to the System, whenever made or used in connection with the system, will inure to us and become our sole property. We grant, to qualified persons, franchises to own and operate Friendly's Restaurants pursuant to the System selling the Products and services we authorize and approve.

    B.   Grant of Franchise
         (1)  Grant.  You have applied for a
    franchise to own and operate a Friendly's
    Restaurant (the "Restaurant") at, and only at, the location known as:

    (the "Premises") and we have approved
    your application in reliance upon all of the representations and warranties you have made to us in connection with this Agreement, including but not limited to the information contained in your application for a franchise and, if the Restaurant is newly constructed and equipped, the representations and warranties you made to us in the Commitment Agreement between you and us dated _____ , 19--.
    Subject to the provisions of the Agreement, and in reliance on such representations and warranties, we hereby grant to you, effective upon the execution of this Agreement, a franchise (the "Franchise") to operate a Friendly's Restaurant at the Premises, and to use the System and the Marks in operating the Restaurant, for a term of twenty (20) years, beginning on the date of completion, expiration or termination of the Development Agreement between you and us dated July 10, 1997, unless this Agreement is sooner terminated as provided in Section 14 of this Agreement.
    Termination or expiration of this Agreement will constitute a termination or expiration of the Franchise. Except as otherwise provided in the Development Agreement, you may not conduct your business pursuant to this Agreement from any location other than the Premises except upon our approval of your application for change of location, and the payment of the then current change of location fee.

         (2)  Best Efforts.  You agree that
    you will at all times faithfully, honestly and diligently perform your obligations under this Agreement and that you will continuously exert, during the full term of this Agreement, your best reasonable efforts to promote and enhance the business of the Restaurant and the goodwill of the Marks and the System.

         (3)  Operation.  You agree that
    you will continuously, from the date you open the Restaurant for business to the public, operate, occupy and do business in the Restaurant, 7 days a week, 365 days a year during the hours of 6:00 a.m. to 11:00 p.m.
    weekdays, and to 12:00 midnight on weekends
    (it being understood that the Restaurant may be closed for business while any repairs or refurbishments are being undertaken and that different hours of operation may be approved by the Vice President of Operations of the Company) and to operate the Restaurant in a manner reasonably calculated to produce the maximum volume of gross sales (as defined in Section 7C of this Agreement) and to help establish and maintain a high reputation for the Restaurant, unless the Restaurant is in the process of being replaced pursuant to the provisions of any applicable Development
    Agreement.

    C.   Rights Reserved by Company

    We retain the right, subject to the exercise of good faith, in our sole and absolute discretion, to: (1) operate and grant to others the right to operate, Friendly's Restaurants or other restaurants using the System or the Marks at such locations which may include locations within the Trade Area (as defined in Section 16A, unless an exclusive territory has been granted pursuant to a Development Agreement, in which case the terms of the Development Agreement will apply) and on such terms and conditions as we deem appropriate; (2) operate, and grant to others the right to operate restaurants under other trade names, trademarks, service marks and commercial symbols different from the Marks, notwithstanding the fact that such restaurants may be the same as or similar to a Friendly's Restaurant; and (3) sell the Products or other products identified by the Marks or by other trademarks in any channel of distribution.

2.  TRAINING

    Prior to the execution of this Agreement, we have furnished you and your Restaurant Managers
(each as hereinafter defined) training in the operation of a Friendly's Restaurant. We will require similar training for all successors to such persons. No person shall be permitted to supervise the Restaurant until the training has been completed. The training program will include classroom instruction and field training and will be furnished at our training facility and/or at a Friendly's Restaurant, and will last for such duration as we determine to be necessary.

    Your Restaurant Managers must complete the training program to our reasonable satisfaction. If we, in our sole discretion, determine that any of such persons are unable to complete the training program satisfactorily, upon our request you agree to hire, as soon as practicable, a replacement who must complete our training program to our reasonable satisfaction.
We may also offer such refresher or supplemental training programs to you and such persons as we, from time to time, deem appropriate at such places as we designate.
By giving you prior written notice, we will have the right to require attendance at any refresher or supplemental training program by you or any of such persons.

    No tuition charge will be made for required initial training programs. You will be responsible for the travel, local transportation, lodging and meal expenses, and compensation of yourself and your Restaurant Managers incurred while attending the training program and any refresher or supplemental training programs we offer to you or require you or such persons to attend. Reasonable charges may be made by us for training materials and we may require you to purchase certain equipment to be used in such training.

3.  GUIDANCE

    A.   Guidance and Assistance
    We will furnish guidance to you with respect to:
         (1)  preparation, packaging, sale
              and delivery of Products
              authorized for sale at Friendly's
              Restaurants;

         (2)  development, preparation and
              packaging of new Products we
              develop for sale at Friendly's
              Restaurants;

         (3)  specifications, standards and
              operating procedures utilized
              by Friendly's Restaurants, and
              any modification thereof;

         (4)  approved equipment, furniture,
              furnishings, signs, food
              products, operating materials
              and supplies;

         (5)  development and
              implementation of local
              advertising and promotional
              programs; and
         (6)  general operating and
              management procedures of
              Friendly's Restaurants.

In our discretion, we will furnish this guidance and assistance to you in the form of our confidential operations manual, bulletins, written reports and recommendations, electronic mail or other written or electronic materials (all of which are hereinafter referred to as the "Operations Manual"), inspection reports for the Restaurant, refresher training programs and/or telephonic consultations at our offices or at the Restaurant. If you request, we will furnish additional guidance and assistance relative to the operation of the Restaurant at per diem fees and charges we establish from time to time. If special training of Restaurant personnel or other assistance in operating the Restaurant is requested by you, and must take place at the Restaurant, all our expenses for such training, including a per diem charge and travel, local transportation, lodging and meal expenses for our personnel, must be paid by you.

    B.   Operations Manual

    We will loan to you during the term of the Franchise one (1) copy of the Operations Manual which may consist of multiple parts and/or volumes.
The Operations Manual will contain mandatory and suggested specifications, standards and operating procedures that we prescribe from time to time for Friendly's Restaurants and information relative to your obligations under this Agreement and in the operation of a Friendly's Restaurant. We may modify the Operations Manual from time to time to reflect changes in the specifications, standards and operating procedures of Friendly's Restaurants, to disclose information concerning new Products and services which we may develop for sale at Friendly's Restaurants, to specify types, brands and models of equipment which you must utilize to produce and sell such new Products and services, and to specify changes in the decor, format, image, Products, services and operation of a Friendly's Restaurant. You must keep your copy of the Operations Manual current by immediately inserting all modified pages we furnish to you and destroying the then obsolete pages. In the event of a dispute relative to the contents of the Operations
Manual, the master copies we maintain at our principal office will be controlling. You may not at any time copy any part of the Operations Manual, disclose any part of it to employees or others not having a need to know its contents for purposes of operating the Restaurant, or permit its removal from the Restaurant without our prior approval. In the event a new version of the Operations Manual is provided to you, you must immediately return the then obsolete version to us. To the extent the Operations Manual contains any specification, standard or operating procedure concerning the operation of the Restaurant, such provision shall be deemed to be incorporated into this Agreement, unless such provision conflicts with applicable laws or ordinances.

4.  MARKS

    A.   Goodwill and Ownership of Marks

    You acknowledge that we have the right to license the Marks, that the Marks are represented to be valid, and that your right to use the Marks is derived solely from this Agreement (and the Trademark License Agreement if applicable) and is limited to your operation of the Restaurant pursuant to and in compliance with this Agreement and all applicable standards, specifications and operating procedures we prescribe from time to time during the term of the Franchise. Any unauthorized use of the Marks by you will constitute a breach of this Agreement and may constitute an infringement of our rights in and to the Marks. You acknowledge and agree that all of your usage of the Marks and any goodwill established by your use of the Marks will inure to our exclusive benefit, and that this Agreement does not confer any goodwill or other interests in the Marks upon you (other than the right to operate a Friendly's Restaurant in compliance with this Agreement). All provisions of this Agreement applicable to the Marks will apply to any other trademarks, service marks and commercial symbols we later develop, authorize and license you to use.

    B.   Limitations on Franchisee's Use of
         Marks

    You agree to use the Marks as the sole trade identification of the Restaurant. You must also identify yourself as the independent owner of the Restaurant in the manner we reasonably prescribe.
You must not use any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos and additional trade and service marks we license to you under this Agreement), or in any modified form, nor may you use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner we have not expressly authorized in writing.
You must prominently display the Marks in the manner we reasonably prescribe at the Restaurant, on menus and in connection with advertising and marketing materials. You must not employ any of the Marks in signing contracts, applications for licenses or permits, or in any manner that may imply our responsibility for, or result in our liability for, any of your indebtedness or obligations, nor may you use the Marks in any way not authorized herein. You further agree to give such notices of trade and service mark registrations as we specify, and you must obtain such fictitious or assumed name registrations as may be required under applicable law.

    C.   Notification or Infringements and
Cla      Claims

     You agree to immediately notify us of any apparent infringement of or challenge to your use of any Mark, or claim by any person of any rights in any mark. You agree not to communicate with any person other than us, your counsel and our counsel in connection with any such infringement, challenge or claim. We will have sole discretion to take such action as we deem appropriate in connection with any infringement, challenge or claim, and the right to exclusively control any settlement, litigation or U.S.
Patent and Trademark Office or other proceeding arising out of the alleged infringement, challenge or claim or otherwise relating to any Mark. You agree to execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of our counsel, be necessary or advisable to protect and maintain our interest in any litigation or other proceeding or to otherwise protect and maintain our interest in the Marks.

    D.   Discontinuance of Use of Marks

    If it becomes advisable at any time in our reasonable judgment to modify or discontinue use of any Mark and/or for the Restaurant to use one (1) or more additional or substitute trade or service marks, you agree, at your expense, to comply with our directions to modify or otherwise discontinue the use of such Mark, and/or use one (1) or more additional or substitute trade or service marks, within a reasonable time after we give you notice.

    E.   Indemnification of Franchisee

    We agree to indemnify you against, and to reimburse you for, and to our option, to defend you against, all damages for which you are held liable in any proceeding arising out of your use of the marks
"Friendly's" and "Friendly's Restaurant", pursuant to and in compliance with this Agreement, and for all costs you reasonably incur in the defense of any such claim brought against you or in any such proceeding in which you are named as a party, including reasonable attorney's fees, provided that you have timely notified us of such claim or proceeding and you have otherwise substantially complied with this Agreement. We have the right to approve any counsel employed by you in the defense of any such claim, and in the event we elect to defend any such claim, the fees and expenses of any separate counsel employed by you shall not be reimbursable.

5.  RELATIONSHIP OF
    PARTIES/INDEMNIFICATION

    A.   Independent Contractors

    It is understood and agreed that this Agreement does not create a fiduciary relationship between you and us, that we and you are and shall be independent contractors, and that nothing in this Agreement is intended to make either you or us a general or special agent, legal representative, joint venturer, partner or employee of the other for any purpose or to grant either you or us the right to direct or supervise the daily affairs of the other. You agree to identify yourself conspicuously in all dealings with customers, suppliers, public officials, Restaurant personnel and others as the owner of the Restaurant under a franchise granted by us. You also agree to place such other notices of independent ownership on forms, business cards, stationery, advertising and other materials as we may require from time to time. You acknowledge that no agreement we make with any third party is for your benefit. Neither we nor you will interfere with each other's contractual relations.

    B.   No Liability for Acts of Other
         Party

    You agree that you will not employ any of the Marks in signing any contract, check, legal obligation, application for any license or permit, or in a manner that may imply that we are responsible, or which may result in liability to us for, any of your indebtedness or obligations. You further agree not to use the Marks in any way not expressly authorized by this Agreement.
Except as expressly authorized in writing, neither we nor you may make any express or implied agreements, warranties, guarantees or representations, or incur any debt in the name of or on behalf of the other, or represent that our relationship is other than franchisor and franchisee, and neither we nor you will be obligated by or have any liability under any agreement or representations made by the other that are not expressly authorized in writing. We will not be obligated for any damages to any person or property directly or indirectly arising out of the operation of the Restaurant or your business.

C.   Taxes

    You agree that except for taxes which we are required to collect from you in connection with items you purchase from us, we will have no liability for any sales, use, service, occupation, excise, gross receipts, income, property or other taxes, whether levied upon you, the Restaurant, your property, use or the royalty fees which you pay to us, in connection with the sales made or business conducted by you. Payment of all such taxes will be your responsibility.

    D.   Indemnification

    You agree, during and after the term of the Agreement, to indemnify, defend and hold us, our affiliated entities, and their and our shareholders, directors, partners, officers, employees, agents, representatives, successors and assignees harmless against and reimburse the Indemnities for all claims, obligations and damages descried in Section 5B, any and all claims arising out of the use of the Marks in any manner not in accordance with this Agreement and all losses, liabilities, claims, taxes, demands, damages, causes of action, governmental inquiries and investigations, costs and expenses, including reasonable attorneys' and accountants' fees, consequently, directly and indirectly incurred, arising from, as a result of, or in connection with the operation of the Restaurant or any of your actions, errors, omissions, breaches or defaults under this Agreement or any acts or omissions alleged or proven to be a result of your negligence or willful misconduct.
Except as provided above, Friendly's and you shall indemnify, defend and hold each other harmless from laims, demands and causes of action asserted against the indemnitee by any person for personal injury or death or for loss of or damage to property and resulting from the indemnitor's active or passive negligence or willful misconduct. Where such injury, death, loss or damage is the result of joint active or passive negligence or willful misconduct, the duty of indemnification shall be in proportion to the allocable share of the joint active or passive negligence or willful misconduct. For purposes of this indemnification, "claims" shall mean and include all obligations, actual and consequential damages, expenses, losses, costs and other liabilities reasonably incurred in the defense of any claim against the Indemnities, including without limitation reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel, lodging and meal expenses incurred in litigation or preparation for litigation, whether or not litigation is filed. If the indemnities reasonably conclude that their interests are not being adequately represented by your counsel, the indemnities will have the right to employ their own attorneys to defend any claim against them in the manner they deem appropriate or desirable in their sole discretion, and the indemnification hereunder shall apply to and include the costs incurred in any such defense. The obligation to indemnify the indemnities will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

6.  CONFIDENTIAL INFORMATION

    We possess certain confidential and proprietary information and trade secrets consisting of, but not limited to, the following categories of information, methods, techniques, procedures and knowledge we have developed (collectively, the "Confidential
Information"):
         (1)  methods and procedures
              related to the development and
              operation of Friendly's
              Restaurants, whether contained
              in the Operations Manual or
              otherwise;

         (2)  secret recipes of ice cream and
              other frozen desserts and
              related toppings, menu analysis
              and methods of preparation of
              Products and services offered
              in Friendly's Restaurants;

         (3)  methods, procedures and
              techniques for preparing,
              packaging, marketing, selling
              and delivering Products and
              services offered in Friendly's
              Restaurants;

         (4)  knowledge of test programs,
              concepts and results relating to
              the planning, development and
              testing of the System and
              Products and services offered
              in Friendly's Restaurants;

         (5)  sources of purchase of food,
              beverages and other
              ingredients used by Friendly's
              Restaurants;

         (6)  marketing programs and image;

              and

         (7)  methods, techniques,
              specifications, procedures,
              information, systems and
              knowledge of and experience
              in the development, licensing
              and operation of Friendly's
              Restaurants.


    We will disclose the Confidential Information to you during training, in the Operations Manual and training manuals, and in guidance and assistance furnished to you during the term of this Agreement.
You may also learn additional Confidential
Information and trade secrets of ours during the term of this Agreement. You acknowledge and agree that you will not acquire any interest in the Confidential
Information, other than the right to utilize it in the operation of the Restaurant, and that the use of the Confidential Information in any other business, or the disclosure of the Confidential Information to any other person or entity, would constitute an unfair method of competition with us and other Friendly's
Restaurant licensees.

    We claim that the Confidential Information, which we have invested a substantial amount of money and time in developing, is a valuable asset of ours, includes trade secrets of ours, and will be disclosed to you solely on the condition that you agree, and you do hereby agree, that you:

         (1)  will not use the Confidential
              Information in any other
              business or capacity;

         (2)  will maintain the absolute
              secrecy and confidentiality of
              the Confidential Information
              during and after the term of
              this Agreement (except as
              authorized by this Agreement);

         (3)  will not make unauthorized
              copies of any portion of the
              Confidential Information which
              is in written, audio, video or
              other reproducible form; and

         (4)  will adopt and implement all
              reasonable procedures we
              prescribe from time to time to
              prevent unauthorized use or
              disclosure of the Confidential
              Information, including
              requiring your Restaurant
              Manages and other employees
              who have access to the
              Confidential Information to
              execute confidential
              agreements in the form we
              approve or prescribe prior to
              or during their employment.
              Furthermore, other than for
              consumption in the Restaurant
              or approved carry-out or retail
              sales programs, you agree not
              to sell or provide to any person
              or entity other than us or our
              designee, for use, testing or
              any other purpose, any mixes
              or formulations for preparation
              of Products you purchase from
              us or our designees.


    Notwithstanding anything to the contrary contained in this Agreement, the restrictions on your disclosure and use of Confidential Information will not apply to the following: (i) information, processes or techniques which are or become generally known in the restaurant industry, other than through disclosure (whether deliberate or inadvertent) by you; and (ii) disclosure of Confidential
Information in judicial or administrative proceedings to the extent that you are legally compelled to disclose such information, provided that you have used your best reasonable efforts, and have afforded us the opportunity, to obtain an appropriate protective order or other assurance satisfactory to us of confidential treatment of the information required to be so disclosed.

    You will fully and promptly disclose to us, all ideas, concepts, formulas, recipes methods and techniques relating to the development and/or operation of the Restaurant, conceived or developed by you and/or your employees during the term of this Agreement. You acknowledge that such ideas, concepts, formulas, recipes, methods and techniques shall be our sole property, and you shall not be entitled to any compensation whatsoever for the same.

7.  FEES

    A.   Initial Franchise Fee

    The initial franchise fee for your first franchise and second franchise is thirty thousand dollars
($30,000.00) each and the franchise fee for any additional franchises is twenty-five thousand dollars
($25,000.00) (collectively referred to as the "Fee").
The Fee is paid as follows:

         Five thousand dollars ($5,000.00)
         upon submissions of an application for
         a franchise.  If the application is
         approved, that portion of the Fee
         becomes non-refundable.  If the
         application is withdrawn prior to a
         decision by Friendly's, or if the
         application is denied, the Fee (less
         Friendly's costs and expenses in
         processing the application) is refunded
         without interest.

         Twenty-five thousand dollars
         ($25,000.00) (or twenty thousand
         dollars ($20,000.00) in the case of the
         third or additional franchises) upon
         your execution of a Commitment
         Agreement ("Commitment
         Agreement").


    B.   Royalty Fee

    You agree to pay to us a royalty fee equal to four percent (4%) of the Gross Sales (as defined in Subsection C of this Section) of the Restaurant. The royalty fee shall be payable by electronic funds transfer not later than the 21st day after the end of each calendar month, based on Gross Sales for the prior month. Upon the installation of an upgraded processing system by Franchisee, we may require that the royalty fee be payable by electronic funds transfer not later than the 14th day after the end of each calendar month. In any event, no default may be declared for late payment of the royalty or marketing fees unless and until seven (7) days have elapsed from the date the payment was due.

    C.   Definition of Gross Sales

    As used in this Agreement, the term "Gross
Sales" shall mean gross sales of all food, beverage, other menu items, merchandise, and goods and other services sold or performed by or for you or the Restaurant, in, upon, or from the Premises, or through or by means of the business conducted at the Restaurant or the Premises, whether for cash or credit.
Sales and service taxes collected from customers and paid to the appropriate taxing authority, all management or employee meals, and sale of cigars, cigarettes and newspapers as well as income from pay telephones shall not be included in Gross Sales. The discounted portion of menu prices whether by way of coupons, promotions or otherwise shall not be included in Gross Sales.

    D.   Interest on Late Payments

    All royalty fees, Marketing Fund contributions
(as described in Section 9 of this Agreement), amounts due for your purchases from us or our subsidiaries or affiliates, and other amounts which you owe to us or our subsidiaries or affiliates will bear interest beginning on the date due at the highest applicable legal rate for open account business credit, not to exceed one and one-half percent (1.5%) per month. This Section 7D does not constitute an agreement on our part to accept payments from you after the payments are due or our commitment to extend credit to, or otherwise finance your operation of, the Restaurant. Further, you acknowledge that your failure to pay all amounts when due may constitute grounds for termination of this Agreement, as provided in Section 14 of this Agreement, notwithstanding the provisions of this
Section 7D.

    E.   Application of Payments

    Notwithstanding your designation, we will have sole discretion to apply any of your payments to any of your past due indebtedness for initial or royalty fees, Marketing Fund contributions, purchases from us or our subsidiaries or affiliates, interest or any other outstanding indebtedness in such order and amounts as we may elect. The acceptance of a partial or late payment will not constitute a waiver of any of our rights or remedies contained in this Agreement.

8.  RESTAURANT OPERATING
    STANDARDS

    A.   Condition, Appearance and
         Operation
         Of the Restaurant


    You agree that :
         (1)  neither the Restaurant nor the
              Premises will be used for any
              purpose other than the
              operation of a Friendly's
              Restaurant in compliance with
              this Agreement, unless and
              until restaurant operations are
              appropriately discontinued on
              the site (pursuant to this
              Agreement or the terms of a
              Development Agreement);

         (2)  you will maintain the condition
              and appearance of the
              Restaurant, its equipment,
              furniture, furnishings, signs and
              the Premises in accordance
              with our specifications and
              standards as in effect from time
              to time and consistent with the
              image of a Friendly's
              Restaurant as an efficiently
              operated business offering high
              quality food service and
              observing the highest standards
              of cleanliness and sanitation;
              and will, upon our reasonable
              request, add or alter such
              equipment in the Restaurant so
              as to efficiently and
              hygienically prepare and serve
              any new menu items approved
              for sale throughout the
              Friendly's Restaurant system;

         (3)  you will perform all periodic
              maintenance with respect to
              the decor, equipment,
              furniture, furnishings and signs
              of the Restaurant and the
              Premises that is required from
              time to time to maintain such
              condition, appearance and
              efficient operation, including,
              without limitation:

              (a)  thorough cleaning,
                   repainting and
                   redecorating of the
                   interior and exterior of
                   the Premises at
                   reasonable intervals;

              (b)  interior and exterior
                   repair of the Premises; and

              (c)  repair or replacement
                   of damaged, worn out
                   or obsolete equipment,
                   furniture, furnishings
                   and signs.

         (4)  you will not make any material
              alterations to the Premises, or
              to the appearance of the
              Restaurant as originally
              developed, except as required
              by applicable real estate codes,
              local authorities or landlords,
              without our prior written
              approval, which approval shall
              not be unreasonably withheld;

         (5)  we have the right to require
              that you remodel, redecorate,
              re-equip, modernize and
              refurnish in a non-structural
              manner the Premises and the
              Restaurant not more than once
              in any five (5) year period and
              only after fifty percent (50%)
              of the Company-operated
              restaurants in the Friendly's
              Restaurant system have been
              so remodeled, redecorated,
              re-equipped or modernized, to
              reflect any changes in
              Friendly's Restaurants that we
              prescribe as our then-current
              standards and specifications.
              You understand that such
              remodeling, redecorating, re-equipping,
              modernization or
              refurnishing may require a
              substantial investment on your
              part and that we cannot make
              any guarantee of any particular
              return on that investment.  We
              have the right to approve the
              layouts, designs, and new
              equipment, furniture and
              furnishings you use in any
              remodeling, redecorating and
              re-equipping, such approval
              not to be unreasonably
              withheld; and

         (6)  you will place or display at the
              Premises (interior and exterior)
              only such signs, emblems,
              lettering, logos and display and
              advertising materials that we
              from time to time approve,
              such approval not to be
              unreasonably withheld.


    B.   Restaurant Menu

    You agree that the Restaurant will offer for sale all food and beverage products and services that we from time to time require. You agree that the Restaurant will sell only products that we have approved. You agree that the Restaurant will not sell any Products to any person for resale to any third person. The Restaurant must not offer for sale or sell at the Premises or any other location any unapproved products, or use the Premises for any purpose other than the operation of the Restaurant.

We have the right to approve the Restaurant's offering of Products or services on a test basis, which approval we may condition in any reasonable manner.
We will have the right to stop the test at any time after its commencement, upon reasonable notice.

    C.   Approved Products, Distributors
         and Suppliers

    The reputation and goodwill of Friendly's
Restaurants is based upon, and can be maintained only by, the sale of distinctive, high quality food products and beverages and the presentation, packaging, service and delivery of such products in an efficient and appealing manner. We have developed various proprietary products which are prepared by or for us according to our proprietary and secret recipes and formulas. We have developed standards and specifications for food products, ingredients, seasonings, mixes, beverages, materials and supplies incorporated in or used in the preparation, cooking, serving, packaging and delivery of prepared food products authorized for sale at Friendly's Restaurants.
We have and will periodically approve suppliers and distributors of the foregoing products that meet our standards and requirements, including, without limitation, standards and requirements relating to product quality, prices, consistency, reliability, financial capability, labor relations and customer relations. You agree that for use in the Restaurant you will:
         (1)  purchase our proprietary ice
              cream, frozen yogurt and other
              frozen desserts and related
              toppings, muffin and other
              mixes and batters, and other
              products developed by us from
              time to time pursuant to secret
              recipes or formulas, only from
              us or a third party licensed by
              us to prepare and sell such
              products; and
         (2)  purchase all other food
              products, ingredients,
              seasonings, mixes, beverages,
              materials and supplies used in
              the preparation of Products;
              menus, paper, glassware, china
              and plastic products; packaging
              or other materials, utensils and
              uniforms that meet our
              standards and specifications
              from suppliers we have
              approved.


    You must at all times maintain an inventory of approved food products, beverages, ingredients and other products sufficient in quantity and variety to realize the full potential of the Restaurant.

    We may approve a single distributor or other supplier for any Product and may approve a distributor or other supplier only as to certain of the Products.
We may concentrate purchases with one (1) or more distributors or suppliers to obtain lower prices and/or the best advertising support and/or services for any group of Friendly's Restaurants we license and/or operate. Approval of a distributor or other supplier may be conditioned on requirements relating to the frequency and delivery, standards of service, including prompt attention to complaints or other criteria, and concentration of purchases, as set forth above, and may be temporary, pending our further evaluation of such distributor or other supplier.

    Notwithstanding the above, you have the right to request our approval of alternative suppliers or distributors and we will consider alternative suppliers and distributors. Our evaluation of prospective suppliers and/or distributors will be conditioned upon payment of our reasonable evaluation costs of their products and/or services. You agree to notify us and submit to us all information, specifications and samples that we request if you propose to purchase any food products, mixes, seasonings, beverages, menus, paper, glassware, china or plastic products, packaging, uniforms or other materials or utensils from a distributor or other supplier who has not been previously approved by us. We will notify you within a reasonable time whether you are authorized to purchase such products from such distributor or other supplier.

    We may, from time to time, conduct market research and testing to determine consumer trends and the marketability of new food products and services.
You agree to cooperate and assist us by participating in our consumer surveys and market research programs, test marketing new food products and services in the Restaurant and providing us with timely reports and other relevant information regarding such customer surveys and market research.

    You may from time to time conduct your own market research and testing to determine consumer trends and the marketability in your Trade Area of new food products or services. Prior to undertaking such market research or testing, you agree to provide us with written notice no less than thirty (30) days prior to the commencement of such research or testing for our approval of such research or testing, which approval shall not be unreasonably withheld.

    D.   Specifications, Standards and
         Procedures

    You acknowledge that the operation of the Restaurant in compliance with our high standards is important to us and all other Friendly's Restaurant licensees. You agree to cooperate with us by maintaining our high standards in the operation of the Restaurant. You further agree to comply with all mandatory specifications, standards and operating procedures relating to appearance, function, cleanliness, sanitation, safety, business hours, delivery services, new Products, purchasing or leasing new or different equipment for preparation and sale of new
Products, compliance with the decor, format and image, including equipment, furniture, fixtures and signage, of a Friendly's Restaurant. Mandatory specifications, standards and operating procedures we prescribe from time to time in the Operations Manual, or otherwise communicate to you in writing, will constitute provisions of this Agreement as if fully set forth in this Agreement unless such provisions conflict with applicable laws or local ordinances. All references to this Agreement include all such mandatory specifications, standards and operating procedures.
You agree that the Restaurant will conduct business in the ordinary course seven days a week (excluding holidays we specify if any) and 17 hours a day, except as we may otherwise authorize in writing. You acknowledge that approved restaurant hours may vary from one location to another depending on conditions in the market where the restaurant is located.

    E.   Compliance with Laws and Good
         Business Practices

    You agree to secure and maintain in force in your name all required licenses, permits and certificates relating to the operation of the Restaurant.
You further agree to operate the Restaurant in full compliance with all applicable laws, ordinances and regulations, including, without limitation, all government regulations relating to health and sanitation, workers' compensation insurance, unemployment insurance and withholding and payment of federal, state and local income taxes, social security taxes and sales taxes. All of your advertising must conform to applicable legal standards, be in good taste in our reasonable judgment and conform to the highest standards of ethical advertising. You agree that in all dealings with us, your customers, suppliers and public officials, you will adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct.
You agree to refrain from any business or advertising practice which may be injurious to our business or to the goodwill associated with the Marks and other
Friendly's Restaurants.

    You agree to notify us, by telephone within seventy-two (72) hours followed within five (5) days by written notification, including copies of any pleadings or process received of: (i) the commencement of any action, suit or proceeding relative to the Restaurant; (ii) the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which may adversely affect the operation or financial condition of the Restaurant; and (iii) any notice of violation of any law, ordinance or regulation relating to health or safety. You agree that you will not accept service of process for us and on our behalf.

    F.   Management and Personnel of the
         Restaurant

    You agree that at all times you will (i) employ on terms reasonably satisfactory to us a General
Manager who shall have principal operational responsibility for the Restaurant and who shall have such qualifications and experience as we shall reasonably require and who shall have completed our training program and (ii) employ on a full-time basis a Manager and an Assistant Manager, each of whom has completed our training program (collectively, the General Manager and Manager and Assistant Manager are referred to as "Restaurant Managers"). The
Restaurant shall during all business hours be under the direct on-premises supervision of a Restaurant
Manager. You agree to hire all employees to maintain a neat and clean appearance and to conform to the standards of dress and/or uniforms that we specify from time to time for Friendly's Restaurants. You shall not recruit or hire any of our employees or any employees of any Friendly's Restaurant operated by us or by a Friendly Restaurant licensee without obtaining our prior written permission or the prior written permission of the other licensee unless six months have expired since such employee's termination of employment with us or the licensee.

    G.   Insurance

    During the term of the Franchise, you agree to comply with all insurance requirements related to the Restaurant's lease or mortgage and to maintain in force at all times, under policies of insurance issued by carriers we have approved:

         (1)  employer's liability and
              workers' compensation
              insurance as prescribed by
              applicable law;
         (2)  comprehensive general liability
              insurance (with products,
              completed operations and
              contractual liability and
              independent contractors and
              escalators coverage)  and
              comprehensive motor vehicle
              liability insurance (for owned
              and non-owned vehicles)
              against claims for bodily and
              personal injury, death and
              property damage caused by or
              occurring in conjunction with
              the operation of the Restaurant
              (or otherwise in conjunction
              with your conduct of business
              pursuant to this Franchise)
              under one (1) or more policies
              of insurance, each on an
              occurrence basis, with single-limit coverage for personal and bodily injury, death and property damage of at least one million dollars
              ($1,000,000.00) (or such other
              amount as we may reasonably
              require), with no less than a
              five million dollar
              ($5,000,000.00) umbrella
              liability policy in force;

         (3)  All-risk building and contents
              insurance including flood and
              earthquake, vandalism and
              theft insurance for the
              replacement value of the
              Restaurant and its contents;

         (4)  business interruption insurance
              for a period adequate to
              reestablish normal business
              operations; and

         (5)  builders' risk insurance on a
              completed value non-reporting
              basis during the period of any
              remodeling of the Restaurant.


    We may periodically increase the amounts of insurance you will be required to maintain, and we may require different or additional kinds of insurance at any time, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances. Each insurance policy must name us as an additional insured and must provide for thirty (30) days' prior written notice to us of any material modification, cancellation, termination or expiration of such policy.

    Prior to the expiration of the term of each insurance policy, you agree to furnish us with a certificate of insurance or with a certified copy of each renewal or replacement insurance policy you will maintain for the immediately following term and evidence of the payment of the premium for the insurance policy. If you fail or refuse to maintain required insurance coverage, or to furnish satisfactory evidence of required insurance coverage and payment of the premiums we, at our option and in addition to our other rights and remedies under this Agreement, may obtain the required insurance coverage on your behalf. You must cooperate fully with us in our effort to obtain such insurance policies, promptly execute all forms or instruments required to obtain or maintain such insurance and pay to us, on demand any costs and premiums we incur.

    Your obligations to maintain insurance
coverage as described above will not be affected in any manner by reason of any separate insurance we maintain, nor will the maintenance of insurance relieve you of any obligation under Section 5 of this Agreement.

9.  MARKETING

    A.   By Company

    You agree that because of the value of
advertising to the goodwill and public image of Friendly's Restaurants, we may maintain and administer a marketing fund (the "Marketing Fund") for the marketing program that we deem necessary or appropriate, in our sole discretion. You agree to contribute to the Marketing Fund three percent (3%) of Gross Sales of the Restaurant calculated in the same manner as, and payable monthly together with, the royalty fees due under this Agreement.

    You agree that we will direct all marketing programs financed by the Marketing Fund, and we will have sole discretion over the creative concepts, materials and endorsements used in the programs, and the geographic, market and media placement and allocation of the programs. You agree that the Marketing Fund may be used to pay the costs of preparing and producing video, audio and written advertising materials; administering multi-regional advertising programs, including, without limitation, purchasing direct mail and other media advertising, and employing advertising agencies to assist therewith;
supporting public relations, market research, and menu development; and other advertising and marketing activities that we, in our sole discretion, deem appropriate.

    The Marketing Fund will be accounted for separately from our other funds and will not be used to defray any of our general operating expenses, except for such reasonable salaries, administrative costs and overhead as we may incur in activities reasonably related to the administration of the Marketing Fund and its marketing programs including, without limitations, conducting market research and menu development, preparing advertising and marketing materials, and collecting and accounting for contributions to the Marketing Fund (including, but not limited to, attorneys' and accountants' fees and other expenses of litigation). You agree that we may spend in any fiscal year an amount greater or less than the aggregate contribution of all Friendly's Restaurants to the Marketing Fund in that year and the Marketing Fund may borrow from us or from other lenders to cover deficits of the Marketing Fund or cause the Marketing Fund to invest any surplus for future use by the Marketing Fund. You authorize us to collect for the Marketing Fund any advertising or promotional monies or credits offered by any supplier based upon your purchases. All interest earned on monies contributed to the Marketing Fund will be used to pay the expenses of the Marketing Fund incurred in advertising and promotion, including the reasonable administrative expenses related thereto before other assets of the Marketing Fund are expended. We will prepare an annual statement of monies collected and costs incurred by the Marketing Fund within one hundred twenty (120) days after the end of our fiscal year and will furnish this statement to you upon your written request. We have the right to cause the Marketing Fund to be incorporated or operated through a separate entity at such time as we deem appropriate, and if we do so, that entity will have all of our rights and duties pursuant to this Section 9A.

    You understand and acknowledge that the
Marketing Fund is intended to enhance recognition of the Marks and patronage of Friendly's Restaurants and Friendly's proprietary branded products. Although we will endeavor to utilize the Marketing Fund to develop advertising and marketing materials and programs, and to place advertising that will benefit all Friendly's
Restaurants, we undertake no obligation to ensure that expenditures by the Marketing Fund in or affecting any geographic area are proportionate or equivalent to the contributions to the Marketing Fund by Friendly's
Restaurants operating in that geographic area or that any Friendly's Restaurant will benefit directly or in proportion to the contributions to the Marketing Fund from the development of advertising and marketing materials or the placement of advertising. Except as expressly provided in this Section 9A, we assume no direct or indirect liability or obligation to you with respect to our maintenance, direction or administration of the Marketing Fund. You acknowledge that we have the right, and you hereby authorize us, to settle or otherwise compromise all disputes with regard to the Marketing Fund.

    B.   By Franchisee

    Until such time as a Cooperative Marketing
Fund is established and funded, you agree we may expend the marketing contribution less administrative expenses not to exceed one-half percent (.5%) required in Section 9A in your DMA in accordance with marketing plans reviewed and approved by Friendly's. Samples of any advertising and promotional material we have not prepared or previously approved must be submitted to us for approval prior to your use. You may not use any advertising or promotional materials that we have not approved or which we have disapproved. You agree to cooperate in the development of a Cooperative
Marketing Fund and to coordinate any local or DMA advertising with Friendly's. Local advertising programs approved by Friendly's will be paid for or credited against the three percent (3%) marketing expenditure required hereunder at the option of Friendly's.

    C.   By Cooperative

    Unless your franchise is granted pursuant to a Development Agreement for an exclusive territory covering an entire DMA, Friendly's reserves the right to form and you agree to join a cooperative marketing fund organized on a regional basis. Each franchisee within the affected region may contribute up to two percent (2%) of its Gross Sales to the cooperative marketing fund in addition to the marketing and advertising expense obligations under Section 9A and 9B of this Agreement. Each company operated restaurant within the region of the cooperative marketing fund shall likewise be required to contribute to the cooperative fund on a per restaurant basis equal to the franchisee's percentage of the Gross Sales contribution. Each franchised and company operated restaurant contributing to the cooperative shall have one (1) vote per restaurant in determining how the cooperative will apply the funds of such cooperative.

10. REPORTS, FINANCIAL
    STATEMENTS AND FINANCIAL
    CONDITION

    Unless otherwise agreed to by us in writing, you agree to adopt the Company's financial and operational reporting chart of accounts format, as set forth in the Operations Manual or otherwise furnished to you, which may be amended from time to time.
You also agree to maintain accurate books of account, governmental reports, register tapes, guest checks, daily reports and complete copies of all federal and state income tax returns, property and sales and use tax returns. Such records, reports and returns must be preserved for such periods of time as are reasonably specified by us from time to time in the Operations Manual or otherwise but not less than the minimum time prescribed by applicable law.

    With respect to the operation and financial condition of the Restaurant, you agree to furnish us, in the form we from time to time prescribe:
         (1)  by the tenth (10th) day of each
              month for the preceding
              calendar month, a report of the
              Gross Sales of the Restaurant,
              other revenues generated at the
              Restaurant and other
              information which we may
              reasonably request that may be
              useful in connection with our
              marketing and other legitimate
              functions.  This report must
              also include a statement
              computing amounts then due
              for royalty fees and Marketing
              Fund contributions and be
              certified by you or by your
              chief executive or financial
              officer;

         (2)  by the twentieth (20th) day of
              each month for the preceding
              calendar month, a profit and
              loss statement for the
              Restaurant and be certified by
              you or by your chief executive
              or financial officer;

         (3)  upon our request, such other
              data, information and
              supporting records for such
              periods as we from time to
              time reasonably require; and

         (4)  within one hundred twenty
              (120) days after the end of
              your fiscal year, a fiscal year-end
              balance sheet, income
              statement and statement of
              changes in financial position
              (cash flow) of the Restaurant
              for such fiscal year, reflecting
              all year-end adjustments
              (audited if available) and a
              statement of annual Gross
              Sales certifying that your Gross
              Sales for the immediately
              preceding fiscal year have been
              calculated and reported in
              compliance with the terms of
              this Agreement, each of which
              shall be certified by you or by
              your chief executive or
              financial officer.


    If at any time you are delinquent in the payment of any amount owed to us or our affiliates, you agree:
(1) upon our request, to furnish us income statements and balance sheets for such periods and as of such dates and all in such detail as we may request, for you and each entity affiliated with you, whether or not such entity conducts any business with the Restaurant,
(2) that we may directly contact any lender, lessor, supplier or vendor for the purpose of obtaining information relating to the Restaurant and any lease or financial arrangements and you hereby authorize such persons to disclose all such information to us and, if you are an entity, you agree that we may contact any of your officers, directors, shareholders or partners for any purpose reasonably related to your undertakings contained in this Agreement and (3) to furnish, at our request, books of account, governmental reports, register tapes, guest checks, daily reports and complete copies of federal and state income tax returns, property and sales and use tax returns.

11. INSPECTIONS AND AUDITS

    A.   Company's Rights to Inspect the
         Restaurant

    To determine whether you and the Restaurant are complying with this Agreement, and with specifications, standards and operating procedures we prescribe for the operation of Friendly's Restaurants, we or our agents will have the right, at any reasonable time, to:
         (1)  inspect the Restaurant and the
              Premises;

         (2)  observe and video tape the
              operations of the Restaurant
              for such consecutive or
              intermittent periods as we
              deem necessary;

         (3)  remove, in reasonable
              quantities, samples of any food
              and beverage product, material
              or other products for testing
              and analysis;

         (4)  interview personnel of the
              Restaurant;

         (5)  interview customers of the
         Restaurant; and

         (6)  inspect and copy any books,
              records and documents relating
              to the operation of the
              Restaurant.

                  You agree to fully cooperate with us in
              connection with any such inspections, observations, video taping, product removal and interviews. You agree to present to your customers any evaluation forms we periodically prescribe and to participate and/or request your customers to participate in any surveys performed by us or on our behalf.

    B.   Company's Right to Audit

    We have the right at any time during the business hours, and without prior notice to you, to inspect and audit, or cause to be inspected and audited, the business records of the Restaurant and the books and records and tax returns of any entity which holds the Franchise granted under this Agreement.
You must fully cooperate with our representatives and any independent accountants that we hire to conduct any such inspection or audit. If any such inspection or audit discloses an understatement of the Gross Sales of the Restaurant, you agree to pay to us, within fifteen (15) days after receipt of the inspection or audit report, the royalty fees and Marketing Fund contributions due on the amount of such understatement, plus interest (at the rate and on the terms provided in Section 7D of this Agreement) from the date originally due until the date of payment.
Further, in the event such inspection or audit is made necessary due to your failure to furnish us with reports, supporting records, other information or financial statements, as required by this Agreement, or to furnish such reports, records, information or financial statements on a timely basis, or if an understatement of Gross Sales for the period of any audit is determined by any such audit or inspection to be greater that two percent (2%), you agree to reimburse us promptly upon notice for the cost of the inspection or audit, including, without limitation, the charges of attorneys and independent accountants, and the reasonable travel, lodging and meal expenses and applicable per diem charges for our employees. The forgoing rights will be in addition to all other remedies and rights that we may have under this Agreement or under applicable law.

12. TRANSFER OF FRANCHISE

    A.   By Company

    This Agreement is fully transferable by us and will inure to the benefit of any transferee or other legal successor to our interests in this Agreement.

    B.   Franchisee May Not Transfer
         Without
         Approval of Company


    The rights and duties created by this Agreement are personal to you. We have granted the Franchise to you in reliance upon the individual and collective character, skill, aptitude, attitude, and business ability of the persons who will be engaged in the ownership and management of the Restaurant, your financial capacity and the representations and warranties made to us in the application and the Commitment
Agreement, if applicable, and the representations, warranties and covenants contained in this Agreement. Accordingly, neither this Agreement nor the Franchise
(or any interest therein), nor any part or all of the ownership of Franchisee (if an entity) or the Restaurant (or any interest therein), may be transferred, directly or indirectly, except by operation of legal merger with your corporate parent or other affiliate (subject to the successor merged entity having a net worth equal to the net worth of the Franchisee and corporate parent on the effective date hereof) without our prior written approval, and any attempted transfer without our prior written approval will constitute a breach of this Agreement and convey no rights to or interests in this Agreement or the Franchise. As used in this Agreement the term "transfer" means and includes the voluntary, involuntary, direct or indirect assignment, sale, gift, pledge, grant of security interest or other transfer by you of any interest in: (i) this Agreement or any related agreement between you and us; (ii) the Franchise; (iii) the Franchisee; (iv) the Restaurant or (v) the Premises. This Section 12B shall not apply to any interest in the Restaurant or the Premises conditionally transferred to any bona fide lender as collateral security for any loans to you or to any financing or refinancing structured as a sale-leaseback, provided that upon the sale of the Restaurant, it is simultaneously leased back pursuant to a Lease Agreement which is subject to our rights under this Agreement.

    C.   Right of First Refusal

    If at any time during the term of this Agreement and for a period of one (1) year thereafter, any interest in this Agreement or the Franchise is proposed to be sold, the seller shall obtain a bona fide, executed, written offer from a responsible and fully disclosed purchaser and shall submit an exact copy of such offer to us along with any other information that we may reasonably request to evaluate the offer and the identity of the proposed purchaser shall be disclosed to us. We shall have the right, exercisable by written notice delivered to you within thirty (30) days after the date of delivery of an exact copy of such offer and all requested information to us, to purchase such interest for the price and on the terms and conditions contained in such offer. Regardless of the terms of the offer, we may, in our discretion, structure the transaction as an asset purchase, rather than a stock purchase and to substitute cash for securities or other property as consideration. If less than the entire interest in this Agreement or the Franchise is proposed to be sold, we shall have the right to purchase the entire interest for a price equal to the proposed price plus a pro-rata increase based on the value of the interest to be purchased. Our credit shall be deemed equal to the credit of any proposed purchaser and we shall have not less than ninety (90) days to prepare for closing.
We shall be entitled to all representations and warranties given by the seller to the proposed buyer.
We shall not be obligated to pay any finder's or broker's fee or commission.

    If we do not exercise our right of first refusal, the sale or other transfer may be completed pursuant to and on the terms of such offer, subject to our approval of the transfer as otherwise provided in this Agreement; provided, however, that if the proposed sale or other transfer is not completed within one hundred eighty (180) days after delivery of such offer to us, or if there is any change in the terms of the proposed transaction, we shall have an additional right of first refusal for an additional thirty (30) days.

    Our right of first refusal shall not apply to the sale or transfer of an interest in this Agreement or the Franchise, to a member of Franchisee's immediate family or, if Franchisee is an entity, between or among the owners of Franchisee or their affiliates provided that such transfer is otherwise permissible under this Agreement.


D.   Conditions for Approval of
     Transfer

    The proposed transferee and its owners (if the proposed transferee is an entity) must meet our then applicable standards for Friendly's Restaurant licensees. In addition, if the transfer is one of a series of transfers which in the aggregate constitute the transfer of the Franchise, all of the following conditions must also be met prior to, or concurrently with, the effective date of the transfer:
         (1)  the transferee must have
              sufficient business experience,
              aptitude and financial resources
              to operate the Restaurant;

         (2)  prior to the effective date of
              the transfer, you or the
              transferee must pay all royalty
              fees, Marketing Fund
              contributions and all other
              amounts owed to us or our
              subsidiaries and affiliates,
              which are then due and unpaid,
              and cure all defaults under this
              Agreement or any other
              agreement between you and us
              to our satisfaction (or make
              provision for their cure
              satisfactory to us);

         (3)  the transferee and its
              management personnel must
              have completed our training
              program to our satisfaction;

         (4)  the transferee must apply for a
              new license agreement in
              accordance with our then
              current standards for a term
              equal to the remaining term of
              this Agreement or for a full
              term.  If the application is
              approved, we and the
              transferee will enter into a
              commitment agreement to
              govern the operation of the
              Restaurant until
              commencement of the new
              license agreement, provided
              that the transferee upgrades
              and modernizes the Restaurant
              to our then-current standards
              and meets the other
              requirements of the
              commitment agreement;

         (5)  you or the transferee must pay
              us the then current transfer fee
              to defray expenses incurred by
              us in connection with the
              transfer;

         (6)  you, and if you are an entity
              (and have signed the Entity
              Addendum (the "Entity
              Addendum")), your owners,
              officers and directors must
              execute a general release, in a
              form satisfactory to us, of any
              and all existing claims against
              us, our subsidiaries and
              affiliates, and our and their
              officers, directors, partners,
              employees and agents;
         (7)  we must approve the material
              terms and conditions of such
              transfer, including, without
              limitation, our determination
              that the price and terms of
              payment are not so
              burdensome as to adversely
              affect the subsequent operation
              or financial results of the
              Restaurant;

         (8)  you and any guarantors must
              execute a non-competition
              covenant in favor of us and the
              transferee, containing the terms
              contained in Section 16A;

         (9)  the lessor and lender, if any, of
              the Premises must give you its
              or their advance written
              consent to the transfer of the
              Premises, if required, and you
              must provide us with a copy of
              such consent; and

         (10) you and any guarantors must
              guarantee the transferee's
              financial obligations to us in its
              commitment agreement and
              license agreement for two
              years from the date of transfer.


    If the proposed transfer is to or among owners of you, subsection (5) of the above requirements shall not apply.

    E.   Transfer to a Wholly-owned
         Entity

    If you are in full compliance with this
Agreement, we will not unreasonably withhold our approval of a transfer to an entity which conducts no business other than the Restaurant (or other Friendly's
Restaurants), which is actually managed by you and in which you maintain management control and own and control one hundred percent (100%) of the equity and voting power of all issued and outstanding securities, provided that you (i) guarantee, in accordance with our then current form, the performance of such transferee's obligations under this Agreement, and (ii) execute our current form of Entity Addendum.
Transfers of interests in such entity will be subject to the other provisions of this Section 12.

    F.   Effect of Consent to Transfer

    Our consent to a transfer of this Agreement, the Franchise, the Restaurant or an interest in you will not constitute a waiver of any claims we may have against you (or your owners if you are an entity), nor shall it be deemed a waiver of our right to demand exact compliance with any of the terms or conditions of this Agreement by the transferee.

13. CONDEMNATION AND CASUALTY

    You must give us immediate notice in writing of any proposed taking of the Restaurant or the Premises by eminent domain. If we agree that the Restaurant or the Premises (or substantial parts thereof) will be taken, we will give due and prompt consideration to transferring the License to a nearby location which you select within two (2) months of the taking. If we approve the location and authorize the transfer, and if you open a new restaurant at such location in accordance with our specifications within eighteen (18) months if the new restaurant does not have a drive-thru, or if the new restaurant does have a drive-thru, within two (2) years of the closing of the Restaurant, the new restaurant will henceforth be deemed to be the Restaurant under this Agreement. If a condemnation takes place and the new restaurant does not, for whatever reason, become the Restaurant under this Agreement in strict accordance with this
Section 13 (or if it is reasonably evident that such will be the case), the Franchise and this Agreement will terminate as provided for in Section 14.

    If the Restaurant is damaged by fire or other casualty, you will expeditiously repair the damage. If the damage or repair requires closing the Restaurant, you will immediately notify us, will repair or rebuild the Restaurant in accordance with our standards, will commence reconstruction within four (4) months after closing, and will reopen the Restaurant for continuous business operations as soon as practicable but in no event later than twelve (12) months after closing of the Restaurant, giving us ample advance written notice of the date of reopening. If the Restaurant is not reopened in accordance with this Section 13, the Franchise and this Agreement will terminate as prescribed in Section 14.

    Nothing in this Section 13 will extend the term of this Agreement but you will not be required to pay us any royalty fee or Marketing Fund contribution payments for periods during which the Restaurant is closed by reason of condemnation or casualty.

14. TERMINATION OF THE FRANCHISE

    A.   Unless cured to our satisfaction, this
Agreement shall terminate 30 days from the date notice is given to you in accordance with Section 19, if you or any guarantor:
         (1)  fail to report accurately the
              Gross Sales of the Restaurant
              or fail to make payments of any
              amounts due to us for royalty
              fees, Marketing Fund
              contributions, or any other
              amounts due to us, our
              affiliates or our subsidiaries;

         (2)  fail to comply with any other
              provision of this Agreement or
              any mandatory specification,
              standard or operating
              procedure we prescribe, unless
              such failure cannot reasonably
              be corrected within such thirty
              (30) day period and you
              undertake within ten (10) days
              after such written notice is
              delivered to you, and continue,
              efforts to bring the
              Restaurant and the Premises
              into full compliance, and
              furnish proof acceptable to us
              of such efforts and the date by
              which full compliance will be
              achieved;

         (3)  you or any person controlling
              you, controlled by you, or
              under common control with
              you is in default of any other
              agreement with us (for
              purposes of this clause control
              means the ownership by a
              person or entity, directly or
              indirectly, of ten percent (10%)
              or more of another person or
              entity or the power to affect
              the policies of another person
              or entity);

         (4)  in our good faith reasonable
              judgment, fail to use your
              reasonable efforts employ on a
              full time basis  qualified
              Restaurant Managers with
              qualifications and experience
              acceptable to us.

         (5)  if you violate the Continuous
              Operation covenant set forth in
              Section 1B(3) of this
              Agreement, or there are three
              (3) or more breaches of any
              duration during any twelve-month period.


         B.   Unless we have notified you in writing
to the contrary after discovering the relevant facts, this Agreement will terminate automatically and immediately without further action by us or notice to you, if you:
              (1)  become insolvent or are unable
                   to pay your or their debts as
                   they mature or make an
                   assignment for the benefit of
                   creditors or an admission of
                   inability to pay obligations as
                   they become due or file a
                   voluntary petition in
                   bankruptcy or any pleading
                   seeking any reorganization,
                   liquidation, dissolution or
                   composition or other settlement
                   with creditors under any law,
                   or admit or fail to contest the
                   material allegations of any such
                   pleading filed against you, or
                   are adjudicated a bankrupt or
                   insolvent or a receiver or other
                   custodian is appointed for a
                   substantial part of your assets
                   or the Restaurant or a final
                   judgment remains unsatisfied or
                   of record for ninety (90) days
                   or longer (unless a supersedeas
                   bond is filed), or if execution is
                   levied against any substantial
                   part of your assets or a tax levy
                   is made, or suit to foreclose any
                   lien or mortgage against you or
                   the Restaurant is instituted and
                   is not dismissed within ninety
                   (90) days, or if a substantial
                   part of  your real or personal
                   property is sold after levy of
                   judgment thereupon by any
                   sheriff, marshal or constable, or
                   the claims of your creditors are
                   abated or subject to a
                   moratorium under any law;
              (2)  except as provided in Section
                   13, discontinue operating the
                   Restaurant as a Friendly's
                   Restaurant, or abandon,
                   surrender or transfer control of
                   the Restaurant without our
                   prior approval;

              (3)  have made any material
                   misrepresentation or omission
                   in the application for the
                   Franchise or in the
                   Commitment Agreement or in
                   this Agreement or in any other
                   material submitted to us on
                   which we have relied in
                   determining whether to grant
                   you the Franchise.

              (4)  are, or are discovered to have
                   been, convicted of or plead no
                   contest to a felony, or other
                   crime or offense that is likely to
                   have a material adverse effect
                   on your reputation or the
                   reputation of the Company, the
                   System, or the Restaurant;

              (5)  make or attempt to make an
                   unauthorized transfer in
                   violation of Section 12;


              (6)  make any unauthorized use or
                   disclosure of any Confidential
                   Information or any portion of
                   the Operations Manual;

              (7)  lose the right to possession of
                   the Premises or a substantial
                   part thereof, whether or not
                   due to your fault, except as
                   otherwise provided in Section
                   13 of this Agreement regarding
                   condemnation and casualty;

              (8)  take action toward dissolving
                   or liquidating the entity owning
                   the Franchise, or any such
                   action is taken against you,
                   without providing us advance
                   written notice or complying
                   with Section 12 of this
                   Agreement;

              (9)  deny our representatives the
                   right to enter and inspect the
                   Restaurant or to examine or
                   audit its books and records
                   pursuant to Section 11B of this
                   Agreement;

              (10) make any unauthorized use of
                   the Marks or contest in any
                   court or proceeding our
                   ownership of the Marks or the
                   System or any part thereof;

              (11) fail on three (3) or more
                   separate occasions, for which
                   notices of default were given,
                   within any period of twelve
                   (12) consecutive months to
                   comply with this Agreement
                   whether or not such failures to
                   comply are corrected after
                   notice of default is given, or fail
                   on two (2) or more separate
                   occasions, for which notices of
                   default were given,
                   within any period of twelve
                   (12) consecutive months to
                   comply with the same
                   obligation under this
                   Agreement whether or not such
                   failures to comply are corrected
                   after notice of default is given;

              (12) you breach a material
                   obligation, representation or
                   warranty contained in this
                   Agreement and such breach by
                   its nature cannot be cured; or

              (13) have made any material
                   misrepresentation to us
                   regarding your organizational
                   or financial structure of
                   financial condition.


         In any judicial proceeding in which the validity of termination is at issue, we will not be limited to relying on the reasons for termination which are set forth in any notice sent to you in accordance with this
Section 14.

         C.   You may terminate this Agreement at
any time by giving us at least twelve (12) but not more than fifteen (15) months written notice.

         D.   Our rights to terminate this Agreement
are in addition to all rights or remedies available at law or in equity in case of any breach, failure or default, or threatened breach, failure or default, all of which rights and remedies shall be cumulative and not alternative.

15.      DAMAGES

         Except as otherwise provided in this
Agreement, if this Agreement and the Franchise granted hereby terminate under any of the provisions of Section 14 of this Agreement, you agree to promptly pay us (as liquidated damages for the loss of the benefit bargained for in this Agreement due to premature termination only, and not as a penalty or as damages for breaching this Agreement or in lieu of any other payment) a lump sum equal to the royalty fees and Marketing Fund contributions payable to us during the thirty-six (36) calendar months immediately preceding the termination. In the event the Restaurant shall not have been open for thirty-six (36) months prior to termination, the monthly average of such payments during such shorter period shall be multiplied by thirty-six (36) for purposes of this section. In the event there are fewer than thirty-six
(36) months remaining in the term hereof, the amount that you agree to pay shall be equal to the number of months remaining in the term of this Agreement multiplied by the average monthly royalty fees and Marketing Fund contributions payable to us during the thirty-six (36) months immediately preceding termination. In no event shall the damages for the termination of this Agreement, if any, exceed the greater of the liquidated damages set forth above or the actual damages proven by Friendly's.

         If we are unable to determine the amount payable to us by you by reason of your failure to submit some or all of your Gross Sales reports as required pursuant to Section 10 of this Agreement, you agree that we may estimate the Gross Sales of your Restaurant for the applicable periods described above for the purpose of computing the amount payable to us by you under this Section 15.

16.      COVENANT NOT TO COMPETE;
         RIGHTS AND OBLIGATIONS
         OF COMPANY AND LICENSE UPON
         TERMINATION
         OR EXPIRATION OF THE LICENSE


         A.   Covenant Not to Compete

         You acknowledge and agree that we have
invested a substantial amount of time and money in
developing the System, the Marks, and the
Confidential Information and that we would be unable
to protect our System, the Marks, Confidential
Information and trade secrets against unauthorized use
or disclosure and would be unable to encourage a free
exchange of ideas and information among us or our
licensees if prospective licensees or licensees were
permitted to hold interests in or perform services for
any competing business and that the following
restrictions are reasonably required in order to protect
our information, marketing strategies, operating
policies and other elements of the System from
unauthorized appropriation.  Therefore, you agree that
during the term of this Agreement, you will not have
any direct or indirect or beneficial interest or perform
services as an officer, director, manager, employee or
consultant or otherwise for or in any business which
owns, operates, licenses, franchises or develops any
restaurant concept which both (i) has sit down, table
service, and (ii) is a mid-scale priced, family style
restaurant, coffee shop or ice cream/frozen yogurt
shoppe (as defined by CREST operators list as of June
1, 1997) including but not limited to Denny's Shoney's
Big Boy, Country Kitchen, Bob Evans, Cracker
Barrel, IHOP, Village Inn, Waffle House, Dairy
Queen, Swensen's, Carvel, Baskin Robbins, TCBY or
similar.  Notwithstanding the above, a restaurant
concept which is a mid-scale priced family style
restaurant will be deemed competitive if frozen deserts
comprise five percent (5%) or more of the sales mix as
measured on any six (6) month basis.   You further
agree that for a period of two (2) years after the termination or expiration of this Agreement, you and all of such persons will be subject to the same restriction on competing activities within the trade area (the "Trade Area") of the Restaurant or within the trade area (as reasonably determined by us) of any Friendly's Restaurant operated currently by us or any other licensee of ours, but in no event within a radius of three (3) miles from any such restaurant. You and all of such persons also agree during such periods of time not to offer to employ or employ any person who is then employed by us, our affiliates or any other licensee. You acknowledge and agree that the Trade
Area is an area equal to a three (3) mile radius with its epicenter at the Restaurant.

         You acknowledge that the determination of the Trade Area is based on many factors, some of which are subjective, and that the Trade Area as described in this Agreement is reasonable under the circumstances.
The restrictions of this Section shall not be applicable to the ownership of a Friendly's Restaurant operated pursuant to a License Agreement with us, to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent five percent (5%) or less of the number of shares of that class of securities issued and outstanding, or to the ownership or operation of any restaurant franchised by Wendy's International to your corporate parent or affiliate.

         You further acknowledge that this Agreement does not confer any rights of exclusivity on you with respect to your operation of a Friendly's Restaurant within the Trade Area and will not prevent us from placing another Friendly's Restaurant or other food service establishment within the Trade Area.

         B.   Payment of Amounts Owed to
              Company

         You must pay to us within fifteen (15) days after the effective date of termination or expiration of this Agreement, or such later date that the amounts due to us are determined, all royalty fees, Marketing
Fund contributions, amounts owed for your purchases from us or our subsidiaries and affiliates, predecessors, successors and assigns, interest due on any of the foregoing, and all other amounts owed to us or our subsidiaries and affiliates under this Agreement or otherwise.

         C.   Marks and System

         You agree that immediately after the
termination or expiration of this Agreement, you will:
              (1)  not directly or indirectly at any
                   time or in any manner identify
                   yourself or any business as a
                   current or former Friendly's
                   Restaurant, or as a franchisee
                   or licensee of, or as otherwise
                   associated with us, or use any
                   Mark or any colorable imitation
                   thereof in any manner or for
                   any purpose, or utilize for any
                   purpose any trade name, trade
                   or service mark or other
                   commercial symbol that
                   suggests or indicates a
                   connection or association with
                   us;

              (2)  remove from the Premises,
                   discontinue using for any
                   purpose and return to us (or
                   with our consent, destroy) any
                   and all signs, menus, fixtures,
                   furniture, furnishings,
                   equipment, advertising,
                   materials,
                   stationary supplies, forms or
                   other articles that display or
                   contain any Mark or that
                   otherwise identify or relate to a
                   Friendly's Restaurant;

              (3)  remove all Marks that are
                   affixed to uniforms and/or, at
                   our direction, cease to use all
                   uniforms that have been used in
                   the Restaurant;

              (4)  take such action as may be
                   required to cancel all fictitious
                   or assumed name or equivalent
                   registrations relating to your
                   use of any Mark;

              (5)  change the telephone number
                   of the Restaurant and instruct
                   all telephone directory
                   publishers to modify all
                   telephone directory listings of
                   the Restaurant associated with
                   any Marks when the directories
                   are next published;

              (6)  take such action to alter the
                   physical interior and exterior
                   decor of the Restaurant as will
                   effectively de-identify and
                   distinguish the Premises from
                   the System; and

              (7)  furnish to us, within thirty (30)
                   days after the effective date of
                   termination or expiration,
                   evidence satisfactory to us of
                   your compliance with the
                   foregoing obligations.


         In the event that you fail to take such actions as required above to our satisfaction within the thirty
(30) days to termination or expiration of this Agreement, you grant us the right to enter the Premises to remove all items bearing the Marks and take such actions as we deem necessary to de-identify the Restaurant from the System without committing any trespass or incurring any liability for such actions.
You acknowledge and agree that you will be responsible for all costs and expenses that we incur in taking such actions.

         D.   Confidential Information

         You agree that upon termination or expiration of this Agreement, you will immediately cease to use in any business or otherwise any of our Confidential
Information disclosed to, or otherwise learned or acquired by you, and that you will return to us all copies of the Operations Manual and all other
Confidential Information which we have loaned or made available to you or which is otherwise in your possession. You must also provide us with any and all supplies of our proprietary frozen desserts and toppings for which you will be compensated at the lower of their costs or market value.

         E.   Continuing Obligations

         All obligations of the Company and Licensee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

17.      RENEWAL OF FRANCHISE

         You understand that you have the conditional right to renew this Agreement one time to operate the Restaurant in the System for twenty (20) years beyond the expiration date provided for in this Agreement.
However, if you desire to obtain a new license upon the expiration of this Agreement, you must apply to us for a new license agreement at least ninety (90) days, but not more than twelve (12) months, before expiration of the term of this Agreement. Upon payment of a renewal fee, which will not exceed our then standard initial license fee, we will process your application in good faith and in accordance with our procedures, criteria and requirements regarding upgrading of facilities, credit, market feasibility and related criteria then being applied by us in issuing new licenses to use the System. If you fulfill our upgrading and other then-current requirements, we will grant you a new license in the form of agreement then in use by us. If you are granted a new license, you (and if you are an entity, your owners) will be required to execute a general release, in a form satisfactory to us, of any and all claims against us and our subsidiaries, affiliates, partners, agents, employees, representatives and servants, including claims arising under this Agreement and federal, state and local laws, rules and regulations.
If you are not granted a new license, we will return the renewal fee less expenses incurred in processing your application.

         During the pendency of your application for the issuance of a new license, royalty fees and Marketing
Fund contributions will be paid at the rate specified in this Agreement. Upon issuance of the new license agreement, fees must be paid at the rates specified in the new license agreement, which may be greater than the rates specified in this Agreement.

18.      ENFORCEMENT

         A.   Severability and Substitution of
              Valid Provisions

         Except as expressly provided to the contrary, each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which we are a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise enforceable, all of which shall continue to be given full force and effect and bind the parties to this Agreement, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if you are a party thereto, or otherwise upon your receipt of a notice of non-enforcement thereof from us. To the extent that any provision of
Section 12D(8) or Section 16A is deemed
unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but could be made enforceable by reducing any or all thereof, you and we agree that such provisions shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of or refusal to renew this Agreement, than is required in this Agreement, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard or operating procedure we prescribe is invalid or unenforceable, the prior notice and/or other action required by such law or rule shall be substituted for the comparable provisions of this Agreement, and we will have the right, in our sole discretion, to modify such invalid or unenforceable provision, specification, standard or operating procedure to the extent required to be valid and enforceable. You agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is contained within the terms of any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions of this Agreement, or any specification, standard or operating procedure that we prescribe, any portion or portions which a court may hold to be unenforceable in a final decision to which we are a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order. Such modifications to this Agreement shall be effective only in such jurisdiction, unless we elect to give them greater applicability, and shall be enforced as originally made and entered into in all other jurisdictions.

         B.   Waiver of Obligations

         You and we may by written instrument
unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver granted by us shall be without prejudice to any other rights we may have, will be subject to continuing review by us, and may be revoked, in the good faith exercise of our sole discretion, at any time and for any reason, effective upon delivery to you of ten (10) days' prior written notice. You and we shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand strict compliance with every term, condition, and covenant herein, or to declare any breach thereof to be default and to terminate the License prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal, or neglect by you or us to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any mandatory specification, standard, or operating procedure; any waiver, forbearance, delay, failure, or omission by us to exercise any right, power, or option, whether of the same, similar or different nature, with respect to any other Friendly's Restaurant;
or the acceptance by us of any payments from you after any breach by you of this Agreement.

         C.   Force Majeure

         Neither you nor we shall be liable for loss or damage or deemed to be in breach of this Agreement if a failure to perform particular obligations results from: (i) transportation shortages, inadequate supply or unavailability from the manufacturers or suppliers of equipment, merchandise, supplies, labor, material, or energy, or the voluntary surrender of the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations, or instructions or any federal, state or municipal government or any department or agency thereof; (ii) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof; (iii) acts of God; (iv) fire, strikes, embargos, war or riot;
or (v) any other similar event or cause.

         Any delay resulting from any of such causes shall extend the time for performance or excuse performance, in whole or in party, as may be reasonable, except that such causes shall not excuse payments of amounts owed at the time of such occurrence or payment of any amounts due thereafter.

         D.   Injunctive Relief

              You agree that we will have the right to preliminary injunctive relief to restrain any conduct by you in the development or operation of the Restaurant that could materially damage the goodwill associated with the System, the Marks and Friendly's Restaurants.
You further agree that we will not be required to post a bond to obtain injunctive relief.

         E.   Rights of Parties Are Cumulative

         Your and our rights under this Agreement are cumulative and no exercise or enforcement by you or us of any right or remedy hereunder shall preclude the exercise or enforcement by you or either of us of any right or remedy hereunder or which you or we are entitled by law to enforce.

         F.   Costs and Attorneys' Fees

         In any proceeding by either party to enforce or interpret any provision of this Agreement, or appeal thereof, the party prevailing in such proceeding shall be entitled to reimbursement of its costs and expenses, including but not limited to, reasonable accounting and attorneys' fees. Attorneys' fees shall include, without limitation, reasonable legal and expert witness fees, cost of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to or in preparation for or in contemplation of the filing of any written demand or claim, action, hearing or proceeding. In any such proceeding involving more than one (1) allegation, issue or provision of this Agreement under circumstances where neither party prevails on all allegations or issues, the presiding court or other body may apportion costs and expenses between the parties.

         G.   Governing Law

         EXCEPT TO THE EXTENT GOVERNED
BY THE UNITED STATES TRADEMARK ACT OF
1946 OR OTHER FEDERAL LAW, THIS
AGREEMENT AND THE LICENSE SHALL BE
GOVERNED BY THE LAWS OF THE STATE OF
DELAWARE WITHOUT REGARD TO CONFLICT
OF LAWS RULES.

         H.   Waiver of Punitive/Exemplary
              Damages:
              Limitations of Actions


         THE PARTIES HEREBY WAIVE TO THE
FULLEST EXTENT PERMITTED BY LAW, ANY
RIGHT OR CLAIM TO ANY PUNITIVE OR
EXEMPLARY DAMAGES AGAINST THE OTHER
AND AGREE THAT IN THE EVENT OF A
DISPUTE BETWEEN THEM EACH SHALL BE
LIMITED TO THE RECOVERY OF ANY ACTUAL
DAMAGES SUSTAINED.  ANY AND ALL
CLAIMS, EXCEPT CLAIMS FOR MONIES DUE
US OR OUR AFFILIATES, ARISING FROM OR
RELATING TO THIS AGREEMENT OR THE
RELATIONSHIP AMONG THE PARTIES SHALL
BE BARRED UNLESS AN ACTION OR LEGAL
PROCEEDING IS COMMENCED WITHIN ONE
(1) YEAR FROM THE DATE THE CLAIMANT
KNEW OR SHOULD HAVE KNOWN OF THE
FACTS GIVING RISE TO SUCH CLAIMS.

         I.   Venue and Jurisdiction

         YOU AGREE THAT WE MAY INSTITUTE
ANY ACTION AGAINST YOU TO ENFORCE THE
PROVISIONS OF THIS AGREEMENT IN ANY
STATE OR FEDERAL COURT OF COMPETENT
JURISDICTION IN THE STATE OF DELAWARE
AND YOU IRREVOCABLY SUBMIT TO THE
JURISDICTION AND VENUE OF SUCH COURTS
AND WAIVE ANY OBJECTION YOU MAY HAVE
TO EITHER THE JURISDICTION OR VENUE OF
SUCH COURTS.  YOU AGREE THAT ANY
ACTION BROUGHT BY YOU TO ENFORCE ANY
PROVISION OF THIS AGREEMENT WILL BE
BROUGHT AND MAINTAINED ONLY IN A
STATE OR FEDERAL COURT OF COMPETENT
JURISDICTION IN THE STATE OF DELAWARE.

         J.   Waiver of Jury Trial

         THE PARTIES HEREBY IRREVOCABLY
WAIVE TRIAL BY JURY IN ANY ACTION,
PROCEEDING OR COUNTERCLAIM, WHETHER
AT LAW OR IN EQUITY, BROUGHT BY EITHER
OF THEM.

         K.   Binding Effect

         This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns and successors in interest, and shall not be modified except by written agreement signed by both you and us.

         L.   Interpretation

         The preambles and exhibits are a part of this
Agreement, which together with the Commitment
Agreement and the Development Agreement, if any,
constitutes the entire agreement of the parties, and
there are no other oral or written understandings or
agreements between the Company and the Franchisee
relating to the subject matter of this Agreement except
for the Commitment Agreement, certain portions of
which survive the execution and delivery of this
Agreement.  In the event of a conflict between this
Agreement and the Commitment Agreement (if
applicable), the provisions of this Agreement shall
control.  In the event of a conflict between this
Agreement and the Purchase and Sale Agreement or
the Development Agreement, the provisions of the
Purchase and Sale Agreement shall first control the
interpretation, with the Development Agreement also
superseding this Agreement.  This Agreement may be
modified only by a writing signed by both you and us.
Nothing in this Agreement is intended, nor shall be
deemed, to confer any rights or remedies upon any
person or legal entity not a party hereto.  Except
where this Agreement expressly obligates the
Company to reasonably approve or not unreasonably
withhold its approval of any action or request of the
Franchisee, the Company has the absolute right to
refuse any request by the Franchisee or to withhold its
approval of any action or omission by the Franchisee.
The headings of the several sections and paragraphs
hereof are for convenience only and do not define,
limit or construe the contents of such sections or
paragraphs.  The term "attorneys' fees" shall include,
without limitation, reasonable legal fees, whether
incurred prior to, in preparation   for or in
contemplation of the filing of any written demand or claim, action, hearing or proceeding, including appellate proceedings, to enforce the obligations of this Agreement. The term "family member" as used herein refers to parents, spouses, offspring and siblings, and the spouses of parents and siblings. The term
"affiliate" as used herein means any person or entity that directly or indirectly owns or controls, or is owned or controlled by, or is under common ownership or control with, another person or entity.
References to a "controlling interest" in the Franchisee means fifty-one (51%) or such lesser percentage that may have the power to control the management and affairs of the Restaurant or the Licensee. The term
"Franchisee" as used herein is applicable to one (1) or more persons, a corporation or a partnership or other entity, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two or more persons are at any time the Franchisee hereunder, whether or not as partners or joint venturers, their obligations and liabilities to the Company shall be joint and several. This Agreement may be executed in counterparts, each of which shall be deemed an original.

         M.   Time

         Time is of the essence of this Agreement

19.      NOTICES AND PAYMENTS

         All written notices and reports permitted or required to be delivered hereunder shall be deemed so delivered at the time delivered by hand, the day of transmission by facsimile or other electronic system, one (1) business day after being placed in the hands of a commercial courier service for overnight delivery, or three (3) business days after placement in the United States
Mail by Registered or Certified
Mail, Return Receipt Requested, postage prepaid and addressed to the party to be notified at its most current principal business address of which the notifying party has been notified. All payments and reports required by this Agreement shall be directed to the Company at the address notified to the Franchisee from time to time, or to such other persons and places as the Company may direct from time to time. Any required payment or report not actually received by the Company during regular business hours on the date due (or postmarked by postal authorities at least two
(2) days prior thereto) shall be deemed delinquent.

20.      ACKNOWLEDGEMENTS

         Contemporaneously with the execution of this Agreement, you have carefully reviewed and executed the Disclosure Acknowledgement Statement attached and incorporated into this Agreement as Exhibit A.

         You acknowledge that, due to the length of time we have been granting licenses to operate
Friendly's Restaurants or other food service concepts using the Marks, there is more than one form of license agreement in effect between us and our various licensees and that such agreements contain provisions that may be materially different from the provisions contained in this Agreement and that you are not entitled to rely on any provision of any other such agreement, whether to establish course of dealing, waiver, estoppel or for any other purpose.

IN WITNESS WHEREOF the parties hereto
have executed and delivered this Agreement as of the Agreement Date.



FRIENDLY'S RESTAURANTS                 FRANCHISEE:
FRANCHISE, INC.



By:  /S/ Don Smith                    By: /S/ Ronald Kirstien


Its: Chairman and President           Its: Chairman and President